UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

☐	Definitive Information Statement

RIDGEFIELD ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

RIDGEFIELD ACQUISITION CORP.

3827 S Carson St, Unit 505-25 PMB 1078,

Carson City, NV 89701

(805) 484-8855

September __, 2025

Dear Shareholder:

This Information Statement is being furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Ridgefield Acquisition Corp. (the “Company”) with respect to the following items (collectively, the “Corporate Actions”):

1.	The approval of a Certificate of Amendment to the Company’s Articles of Incorporation pursuant to which the issued and outstanding shares of common stock of the Company will be subject to a 1-for-10,000 reverse stock split in which every 10,000 shares will become one share. No fractional shares will be issued in the reverse split to any shareholder holding fewer than 10,000 shares of common stock immediately prior to the split; instead, those holders will receive a cash payment of $0.02 for each outstanding share of common stock they hold immediately before the split, representing the fair market value of such shares as determined by the Board of Directors of the Company.

2.	The approval of a second Certificate of Amendment to the Company’s Articles of Incorporation, to become effective immediately after the filing of the first Certificate of Amendment, pursuant to which the outstanding shares of the Company, after giving effect to the reverse split and payment in lieu of fractional shares, will be subject to a 10,000-for-1 forward stock split, pursuant to which each share of common stock outstanding following consummation of the Reverse Split will be converted back into 10,000 shares of common stock, and the authorized capital stock of the Company will be increased to 75,000,000 of which 70,000,000 will be common stock and 5,000,000 will be preferred stock.

Copies of the Certificates of Amendment are attached as Appendices A and B to this Information Statement. The Certificates of Amendment will not be filed with the Nevada Secretary of State and will not become effective until at least 20 calendar days after this Information Statement is first mailed to shareholders, as required by Rule 14c-2 under the Securities Exchange Act of 1934.

Each of the Corporate Actions items was approved on September 15, 2025 by the Board of Directors of the Company and by shareholders holding a majority of our voting power by written consent in lieu of a meeting of shareholders. Under Nevada law, this is sufficient authorization for completion of the Corporate Actions, and your vote or consent is not requested or required to approve these matters. You do not need to do anything in response to this Information Statement.

This Information Statement is being furnished to our shareholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the actions taken by the written consent.

This Information Statement describes the purpose and provisions of the Corporate Actions and provides additional information about the Company.

For the Board of Directors of
RIDGEFIELD ACQUISITION CORP.

By:	/s/
Steven N. Bronson
Chief Executive Officer

RIDGEFIELD ACQUISITION CORP.

September __, 2025

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of Ridgefield Acquisition Corp.:

This Information Statement is being furnished to the holders of record of our common stock at the close of business on September 15, 2025 in connection with action taken by the holders of a majority of our voting stock.

Holders representing a majority of our outstanding shares have executed a written consent in lieu of a meeting to approve the following corporate actions (collectively, the “Corporate Actions”):

1.	Approval of an amendment to our Articles of Incorporation (the “Reverse Split Amendment”) to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding common stock at a ratio of 10,000 shares for 1 share, in connection with which holders who hold fewer than 10,000 shares (the “Minimum Number”) prior to the split and who will therefore hold less than one full share of common stock immediately after the split will receive cash in the amount of $0.02 per share for each outstanding share of common stock held by said shareholders immediately before the split, representing the fair market value of such shares as determined by the Board of Directors of the Company;

2.	Approval of an amendment to our Articles of Incorporation (the “Forward Split Amendment”) to effect a forward stock split (the “Forward Split”) of our issued and outstanding common stock at a ratio of 10,000 shares for 1 share and an increase in the authorized common stock of the Company from 30,000,000 shares to 70,000,000;

3.	Authorization of our Board of Directors to file the Certificate of Amendment for each of the foregoing amendments with the Nevada Secretary of State to effect the Reverse Split and Forward Split.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed to stockholders on or about [mailing date] to inform you of the actions taken by written consent. These actions have been approved by the written consent of stockholders holding approximately 99.3% of our outstanding voting securities. No other votes are required.

Approval by the Board of Directors

The adoption of the Corporate Actions, including the Reverse Split Amendment, the Forward Split Amendment and the determination of the fair market value of the shares, were approved by the Board of Directors on September 15, 2025. The Board consists of Mr. Steve Bronson and Mr. Leonard Hagan, each of whom holds in excess of the Minimum Number of shares and will therefore not be receiving cash in lieu of fractional shares following the Reverse Split and thus could be considered to have a personal interest in the Corporate Actions.

Shareholder Action by Written Consent

The Nevada Business Corporations Act Section 78.320 of the Nevada Revised Statutes, provides, in substance, that, unless a corporation’s Articles of Incorporation provides otherwise, shareholders may take an action without a meeting of shareholders and without prior notice if a consent or consents in writing that sets forth the action so taken is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve that action at a shareholders meeting. The action becomes effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the corporation.

As of September 15, 2025 (the “Record Date”), there were 27,860,773 shares of Common Stock issued and outstanding. Each share of Common Stock has one vote.

Steven Bronson, the Chief Executive Officer and one of two directors of the Company, holds a total of 27,672,362 shares of the Company’s Common Stock directly and through an affiliated entity, representing approximately 99.3% of the voting power of the Company as of the Record Date, and has approved the Corporate Actions, thereby satisfying this requirement.

Purpose of the Splits

Even though the Company is a public reporting company, its common stock trades very sporadically on the “pink sheets”, so that shareholders do not have a meaningful ability to sell their shares. The purpose of the combined Reverse Split and Forward Split is to cash out smaller shareholders and thereby provide them with an ability to receive cash for their shares, which is not presently a viable option, while at the same time eliminating the costs and potential liability of maintaining a large number of small shareholders in the Company.

Reverse Stock Split

The Reverse Stock Split Amendment provides for a reverse stock split of our outstanding common stock at a ratio of 1-for-10,000. As a result, every 10,000 shares of issued and outstanding common stock will automatically convert into 1 share of common stock. The Reverse Split will not affect the number of authorized shares or the par value per share.

No fractional shares will be issued in connection with the Reverse Split to any shareholder holding fewer than 10,000 shares prior to the split. Instead, any such shareholder will receive cash in the amount of $0.02 for each share held prior to giving effect to the split, representing the fair market value of the shares. The Board considered a number of factors in determining the fair market value, including without limitation the current trading price of the Company’s shares, the lack of any real liquidity in the shares, the Company’s lack of revenue and its negative book value. The payment amount of $0.02 per share represents a premium over the most recent trading price for the shares.

Forward Split

The Forward Split Amendment provides for a 10,000-for-1 forward stock split of the shares outstanding after giving effect to the Reverse Split and the cash payment in lieu of fractional shares. As a result, each then outstanding share will automatically convert into 10,000 shares of common stock. Following the Forward Split, shareholders who held more than 10,000 shares prior to the Reverse Split will own the same number of shares as they did before, representing the same proportionate equity interest in the Company (except as may result from the cash payment in lieu of fractional shares following the Reverse Split).

Increase in Authorized Capital Stock

In order to give the Company greater flexibility in pursuing transactions in the future, the Forward Split Amendment also provides for an increase in the Company’s authorized common shares from 30,000,000 to 70,000,000 while keeping the number of authorized preferred shares unchanged at 5,000,000.

We are increasing our authorized shares of common stock because in connection with the ongoing operation of our business, we will likely be required to issue shares of common stock, warrants, convertible debt, options and other equity awards, and other securities linked to our common stock, in connection with employee benefit and incentive plans and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends, among other possible transactions. No such specific issuances are currently anticipated.

Accordingly, our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of Common Stock to provide a sufficient number of authorized but unreserved shares to allow for these future issuances without the need for further stockholder approval. Our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or the rules of the stock exchange on which our shares are then listed for trading. Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Federal Income Tax Consequences

The reverse split and forward split should be a tax-free recapitalization to the Company and its stockholders. Stockholders should consult their own tax advisors regarding the tax consequences of the reverse split.

Dissenters’ Rights

Under Nevada law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the reverse split.

Transactions with Related Persons

The Company does not have a written policy for the review, approval or ratification of transactions with related parties or transactions that involve a potential conflict of interest. When such transactions arise, they are referred to the Board for its consideration.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of the Record Date certain information regarding the beneficial ownership of the Company’s outstanding common stock by (i) each person who is known to the Company to own 5% or more of the common stock, (ii) each director of the Company, (iii) the sole executive officer of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. We have based percentage ownership of our common stock on 27,860,773 shares of our common stock outstanding as of the Record Date. Unless otherwise indicated, the address of each person named in the table below is c/o Ridgefield Acquisition Corp., 3827 S Carson St, Unit 505-25 PMB 1078, Carson City, NV 89701.

As used in the table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

		Number of	Percent
Name and Address	Company Position	Shares owned	of class

Steven N. Bronson	Chairman, CEO and President	27,672,362[1]	99.3%

Leonard A. Hagan	Director	40,000	0.1%

All directors and executive officers as a group (2 persons)		27,712,362	99.4%

 ¹ This amount includes 34,358 shares owned by relatives of Mr. Bronson for which he possesses significant influence over voting and dispositive decisions. The amount also includes 711 shares of common stock owned by a third party for which Mr. Bronson has been given voting control.

The Company does not have any compensation plans (including individual compensation arrangements) under which its equity securities are authorized for issuance.

Except as described above, none of our directors, executive officers, or their respective associates has any substantial direct or indirect interest, by security holdings or otherwise, in the reverse stock split, cash payment in lieu of fractional shares, or forward stock split that is not shared by all other holders of our common stock.

Shareholder Proposals

The Company is not required under Nevada law or its bylaws to hold annual meetings of stockholders. All actions that stockholders are entitled to take at an annual meeting may be taken by written consent in lieu of a meeting, and the Company has historically acted by written consent of its stockholders. Accordingly, the Company does not currently intend to hold an annual meeting of stockholders in 2026 and so the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 relating to the submission of stockholder proposals for inclusion in a proxy statement are not applicable. If the Company determines to hold a meeting of stockholders in the future, stockholders will be notified of the applicable deadlines for the submission of proposals at that time.

Additional Information

We file annual, quarterly, and current reports with the SEC. These filings are available for review at www.sec.gov.

Nominee Holders

We intend for the Reverse Split and the Forward Split to treat stockholders holding common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect each of the splits for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

Householding of Information Statements

The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can reduce duplicate mailings and save printing and mailing costs. Stockholders who share an address and receive householded materials will continue to be able to access and receive separate copies of the Information Statement upon request. If you prefer to receive a separate copy of this Information Statement, please contact us at: Ridgefield Acquisition Corp., 3827 S Carson St, Unit 505-25 PMB 1078, Carson City, NV 89701, Attn: Corporate Secretary, telephone (805) 484-8855. Within 30 days of receipt of your request, we will promptly deliver a separate copy to you.

By Order of the Board of Directors

/s/ Steven N. Bronson

Chief Executive Officer

APPENDIX A

REVERSE SPLIT AMENDMENT

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

RIDGEFIELD ACQUISITION CORP.

Ridgefield Acquisition Corp., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Articles of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the consideration of the proposed amendment by the shareholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED FURTHER, that in order to effectuate a reverse split in the Corporation’s shares of common stock, the Board of Directors of the Corporation hereby declares it advisable that ARTICLE THIRD of the Articles of Incorporation be amended by insertion immediately following the third paragraph thereof of the following new paragraph effecting a combination of the outstanding shares of common stock:

“Without regard to any other provision of these Articles of Incorporation, each one (1) share of common stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be, and is hereby, automatically reclassified and changed (without any further act) into one ten-thousandth (1/10,000th) of a fully-paid and nonassessable share of common stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation; provided, that no fractional shares shall be issued to any holder of fewer than 10,000 shares of common stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay in cash the fair market value of such fractions of a share as of the time when this amendment becomes effective. The Corporation’s authorized shares of common stock, each having a par value of $0.001 per share, shall not be changed.”

SECOND: That thereafter, said amendment was duly adopted by Written Consent of Shareholders holding more than a majority of the outstanding shares in accordance with Section 78.320 of the Nevada Revised Statutes.

THIRD: That said amendment shall become effective at 6:00 p.m., Eastern Time, on ______, 2025.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer this __ day of _____, 2025.

RIDGEFIELD ACQUISITION CORP.

By:
Name:	Steven N. Bronson
Title:	Chief Executive Officer

APPENDIX B

FORWARD SPLIT AMENDMENT

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

RIDGEFIELD ACQUISITION CORP.

Ridgefield Acquisition Corp., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Articles of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the consideration of the proposed amendment by the shareholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED FURTHER, that in order to effectuate a split in the Corporation’s common stock, the Board of Directors of the Corporation hereby declares it advisable that the Restated Articles of the Corporation be amended by deletion of the fourth paragraph of ARTICLE THIRD in its entirety and the insertion of the following in lieu thereof:

“Without regard to any other provision of these Articles of Incorporation, each one (1) share of common stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any shareholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), as of the date immediately prior to the time this amendment becomes effective shall be, and is hereby, automatically reclassified and changed (without any further act) into ten thousand (10,000) fully-paid and nonassessable shares of common stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 10,000:1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. The Corporation’s authorized shares of common stock, each having a par value of $0.001 per share, shall not be changed.”

RESOLVED FURTHER, that in order to increase the Corporation’s authorized capital stock, the Restated Articles of Incorporation be further amended by deletion of the first paragraph of ARTICLE THIRD in its entirety and the insertion of the following in lieu thereof:

“The amount of the total authorized capital stock of this corporation is 75,000,000 shares consisting of 70,000,000 shares of common stock at $0.001 par value and 5,000,000 shares of preferred stock at $0.01 par value.”

SECOND: That thereafter said amendment was duly adopted by Written Consent of Shareholders holding more than a majority of the outstanding shares in accordance with Section 78.320 of the Nevada Revised Statutes.

THIRD: That said amendment shall become effective at 6:01 p.m., Eastern Time, on ______, 2025.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer this __ day of _____, 2025.

RIDGEFIELD ACQUISITION CORP.

By:
Name:	Steven N. Bronson
Title:	Chief Executive Officer